UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 13, 2011
Date of Report (Date of earliest event reported)

I-Level Media Group Incorporated
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52069 (Commission File Number)	98-0466350 (IRS Employer Identification No.)

306-1110 Hamilton Street Vancouver, British Columbia (Address of principal executive offices)	V6B 2S2 (Zip Code)

604-339-7401
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Effective on July 13 2011, I-Level Media Group Incorporated (the "Company") completed a shares-for-debt private placement involving the sale of an aggregate of 13,000,000 shares of the Company at a deemed subscription price of $0.001 per share, in settlement of an aggregate of $13,000 owed by the Company to the shares-for-debt purchaser.

With respect to such issuances of shares in connection with the private placements described above, the Company relied on exemptions from registration under the United States Securities Act of 1933, as amended (the "Securities Act"), provided by Regulation S, based on representations and warranties provided by the purchaser of the shares in his subscription agreement entered into with the Company.

Item 5.01 Changes in Control of Registrant.

Pursuant to a shares-for-debt private placement as more fully described in Item 3.02 above, the Company issued to Francis Chiew a total of 13,000,000 restricted common shares in the share capital of the Company, at a deemed issuance price of $0.001 per common share for a total deemed issuance price of $13,000, representing approximately 93.4% of the Company's issued and outstanding common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
I-LEVEL MEDIA GROUP INCORPORATED
DATE: July 28, 2011	/s/ Francis Chiew Francis Chiew Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and a director

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